UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017 (June 11, 2017)

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 McLaws Circle, Suite A Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers:

Tempus Applied Solutions Holdings, Inc. (the “Company”) announces that Johan Aksel Bergendorff has been named the Company’s new Chief Financial Officer, effective June 11, 2017. Mr Bergendorff replaces Steven Bush, who has decided to pursue options outside the Company and left effective June 11, 2017.  The Company would like to express gratitude to Mr Bush, for his dedicated commitment and contributions to the business, over the last three years.

 Mr Bergendorff started his career with Ernst & Young before he joined PricewaterhouseCoopers (“PwC”), where he spent four years in Copenhagen, Denmark, before relocating to London in 2010. In 2014, Mr Bergendorff left PwC to join an international Corporate Finance boutique, as senior M&A advisor.

 Mr Bergendorff works as a full time consultant for Jet Support Services Ltd, an affiliate of Santiago Business Co. International Ltd., and other companies directly or indirectly controlled by the persons who may be deemed to be the Company’s principal beneficial owners.

 Mr Bergendorff holds a B.Sc. in Mathematics & Economics and an M.Sc. in Audit & Accounting, both from Copenhagen Business School, Denmark. Further, he is a CFA charterholder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: June 14, 2017	By:	/s/ Benjamin Scott Terry
Name: Benjamin Scott Terry
Title: Chief Executive Officer

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